UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May15, 2014

FULL HOUSE RESORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32583	13-3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4670 S. Fort Apache Road, Suite 190 Las Vegas, Nevada	89147
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-221-7800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Full House Resorts, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders on May 15, 2014 (the “Annual Meeting”). The Company is providing the following information regarding the final results of the matters voted on by stockholders at the Annual Meeting:

a)	Election of five (5) Directors to serve for the ensuing year and until their respective successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

Kenneth R. Adams	11,037,037	304,088	0
Carl G. Braunlich	11,001,687	339,438	0
Kathleen Marshall	10,685,343	655,782	0
Andre M. Hilliou	10,998,587	342,538	0
Mark J. Miller	9,026,104	2,314,921	0

b)	Ratification of the appointment of Piercy Bowler Taylor & Kern, as the Company’s independent registered public accounting firm for 2013: 16,255,883 shares in favor, 185,384 shares against and 9,594 shares abstaining. There were no broker non-votes for this proposal.

c)	An advisory vote to approve named executive officers compensation: 7,170,259 shares in favor, 3,350,398 shares against and 820,468 shares abstaining. There were no broker non-votes for this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: May 21, 2014	/s/ Deborah J. Pierce
Deborah J. Pierce
Chief Financial Officer

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